Exhibit 10.3

NOVAVAX, INC.

2015 Stock Incentive Plan

Non-Statutory Stock Option Agreement

1.            Grant of Option. Novavax, Inc., a Delaware corporation (the “Company”), hereby grants to [•] (the “Optionee”), as of [•] (the “Date of Grant”), an option (the “Option”), pursuant to the Company’s 2015 Stock Incentive Plan, as amended from time to time (the “Plan”), to purchase an aggregate of [•]shares of Common Stock (“Shares”) of the Company at a price of $[•] per share, purchasable as set forth in, and subject to the terms and conditions of, this Non-Statutory Stock Option Agreement (this “Agreement”) and the Plan. The Option evidenced by this Agreement is a non-statutory option (that is, an option that does not qualify as an incentive stock option under Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s Service to the Company or Affiliate.

2.            Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan. The following terms have the following meanings:

(a)     “Affiliate” means a subsidiary of the Company that would be described in the first sentence of Treas. Regs. § 1.409A-1(b)(5)(iii)(E)(1).

(b)     “Beneficiary” means, in the event of the Optionee’s death, the beneficiary named in the written designation (in form acceptable to the Administrator) most recently filed with the Administrator by the Optionee prior to the Optionee’s death and not subsequently revoked, or, if there is no such designated beneficiary, the executor or administrator of the Optionee’s estate. An effective beneficiary designation will be treated as having been revoked only upon receipt by the Administrator, prior to the Optionee’s death, of an instrument of revocation in form acceptable to the Administrator.

(c)     “Option Holder” means the Optionee or, if as of the relevant time the Option has passed to a Beneficiary, the Beneficiary.

(d)     “Service” means the Optionee’s service relationship with the Company and its Affiliates. Service will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Optionee is providing services in a capacity described in Section 3(a) of the Plan to, the Company or an Affiliate. If an Optionee’s service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Optionee’s Service will be deemed to have terminated when the entity ceases to be an Affiliate unless the Optionee transfers Service to the Company or its remaining Affiliates.

3.            Option Vesting, Exercise and Expiration.

(a)     Vesting Schedule. As used herein with respect to the Option or any portion thereof, the term “vest” means to become exercisable and the term “vested” as applied to any outstanding portion of the Option means that the Option is then exercisable, subject in each case to the terms of the Plan. Unless earlier terminated, forfeited, relinquished or expired, the Option will vest as to [•].

(b)      Expiration Date. The latest date on which the Option or any portion thereof may be exercised will be the 10th anniversary of the Date of Grant (the “Expiration Date”). Except as provided in Section 5(e) of the Plan, if the Option is not exercised by the Expiration Date the Option or any remaining portion thereof will thereupon immediately terminate.

(c)      Exercise Procedure. No portion of the Option may be exercised until such portion vests. Each election to exercise any vested portion of the Option will be subject to the terms and conditions of the Plan and this Agreement and shall be in writing (including in electronic form), signed by the Option Holder (or in such other form as is acceptable to the Administrator). Each such written exercise election must be received by the Company at its primary office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan and Section 3(d) hereof. The Option Holder may purchase less than the number of Shares covered hereby, provided that no partial exercise of the Option may be for any fractional Share.

(d)      Payment of Exercise Price. The exercise price may be paid by cash or check made to the order of the Company in an amount equal to the aggregate exercise price of the portion of the Option being exercised or through a broker-assisted exercise program acceptable to the Administrator or, to the extent legally permissible and acceptable to the Administrator, (i) by delivery to the Company of shares of Common Stock already owned by the Optionee having a Fair Market Value equal in amount to the aggregate exercise price of the portion of the Option being exercised, (ii) through the withholding of shares of Common Stock otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the aggregate exercise price of the portion of the Option being exercised, or (iii) by any other means approved by the Administrator. Fractional shares of Common Stock of the Company will not be accepted in payment of the purchase price of Shares acquired upon exercise of the Option. In the event that the Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver Shares hereunder unless and until it is satisfied as to the authority of the Option Holder to exercise the Option and compliance with applicable securities laws.

(e)      Treatment of the Option upon Cessation of Service.

(i)       If the Optionee’s Service ceases, the Option, to the extent not already vested or vesting in accordance with Section 3(a)(ii) or 3(a)(iv) above, will be immediately forfeited and, subject to clause (ii) below and Section 4 of this Agreement, any vested portion of the Option that is then outstanding will remain exercisable until the earlier of (A) the date that is the three-year anniversary of the date of such cessation of Service, or (B) the Expiration Date, and except to the extent previously exercised as permitted by this Section 3(e)(i) will thereupon immediately terminate.

(ii)     If the Optionee’s Service is terminated in connection with an act or failure to act constituting Cause (as the Administrator, in its sole discretion, may determine), the Option (whether or not vested) will immediately terminate and be forfeited upon such termination.

4.           Forfeiture; Recovery of Compensation.

(a)      The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Option at any time if the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan.

(b)      By accepting the Option, the Optionee expressly acknowledges and agrees that his or her rights, and those of any permitted transferee of the Option, under the Option, including to any Common Stock acquired under the Option or proceeds from the disposition thereof, are subject to Section 8(e) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 9 of this Agreement.

5.           Transfer of Option. The Option may not be transferred except as expressly permitted under Section 8(b) of the Plan.

6.           Withholding. The Option Holder shall be responsible for satisfying and paying all taxes arising from or due in connection with the Option, its exercise or a disposition of Shares acquired upon exercise of the Option. The Company shall have no liability or obligation related to the foregoing.

7.           Effect on Service. Neither the grant of the Option, nor the issuance of Shares upon exercise of the Option, will give the Optionee any right to be retained in the service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Service at any time.

8.            Rights as a Stockholder. The Option Holder shall have no rights as a stockholder with respect to any Shares that may be purchased by exercise of the Option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such Shares) except as to shares of Common Stock actually issued under the Plan. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares of Common Stock are issued.

9.            Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Optionee. By exercising all or any part of the Option, the Option Holder agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

10.          Acknowledgements. The Optionee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument and (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder.

Date of Grant: [•]	NOVAVAX, INC.

By:
Barclay A. Phillips
SVP, Chief Financial Officer

OPTIONEE’S ACCEPTANCE

The undersigned hereby accepts the Option and agrees to the terms and conditions of this Agreement and the Plan. The undersigned hereby acknowledges receipt of a copy of the Plan.

OPTIONEE
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SIGN NAME
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